EXHIBIT 99.1


INVESTORS:                                                     MEDIA:
John Standley                                                  Karen Rugen
717-214-8857                                                   717-730-7766
Kevin Twomey
717-731-6540
or investor@riteaid.com

FOR IMMEDIATE RELEASE

                    RITE AID ANNOUNCES FIRST QUARTER RESULTS

           REPORTS FIRST QUARTER NET INCOME OF $.05 PER DILUTED SHARE COMPARED TO NET INCOME OF $.10 PER DILUTED SHARE IN PRIOR YEAR

            REPORTS FIRST QUARTER ADJUSTED EBITDA OF $203.6 MILLION COMPARED TO ADJUSTED EBITDA OF $224.2 MILLION IN PRIOR YEAR

                          Revises Fiscal 2006 Guidance

CAMP HILL, PA, June 23, 2005--Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its first quarter ended May 28, 2005.

Revenues for the 13-week first quarter were $4.22 billion versus revenues of $4.24 billion in the prior year first quarter. Revenues decreased 0.5 percent.

Same store sales decreased 0.3 percent during the first quarter as compared to the year-ago like period, consisting of a 1.2 percent pharmacy same store sales decrease and a 1.4 percent increase in front-end same store sales. Prescription sales accounted for 64.0 percent of total sales, and third party prescription sales represented 93.9 percent of pharmacy sales.

Net income for the first quarter decreased to $33.4 million or $.05 per diluted share compared to last year's first quarter net income of $63.7 million or $.10 per diluted share. The decrease was due primarily to a $20.5 million decrease in adjusted EBITDA (which is reconciled to net income on the attached table), a $15.5 million store closing and impairment charge which compared to a $4.6 million credit in the prior year quarter and an $8.9 million increase in income tax expense. These negative factors were partially offset by a $3.1 million decrease in the LIFO charge, a $7.0 million decrease in interest expense and $5.9 million litigation settlement income compared to $.5 million litigation expense in the prior year quarter.


                                    -MORE -

Rite Aid FY06 Q1 Press Release - page 2


Adjusted EBITDA amounted to $203.6 million or 4.8 percent of revenues. This compares to $224.2 million or 5.3 percent of revenues for the like period last year. The decrease was due to an increase in selling, general and administrative expenses.

"Front end sales improved this quarter, and we made good progress on our new store development program with 42 new and relocated stores already open or under construction. This keeps us on target for the 80 new and relocated stores we expect to open in fiscal 2006," said Mary Sammons, Rite Aid president and CEO. "Pharmacy sales were disappointing and put pressure on SG&A this quarter. We remain committed to increasing pharmacy sales, improving customer satisfaction and containing costs."

In the first quarter, the company opened 2 new stores, relocated 3 stores, acquired 1 store, closed 5 stores and remodeled 47 stores. Stores in operation at the end of the quarter totaled 3,354.

Company Revises Guidance for Fiscal 2006
----------------------------------------

Based on current trends, Rite Aid said that it is lowering its sales, net income and adjusted EBITDA guidance for fiscal 2006, which has 53 weeks. The company said it expects sales to be between $17.1 billion and $17.4 billion, with same store sales improving 0.5 percent to 2.0 percent as compared to previous guidance of $17.3 billion and $17.7 billion, with same stores sales improving 1.4 percent to 3.4 percent over fiscal 2005. Net income for fiscal 2006 is expected to be between $31 million and $62 million or zero cents to $.05 per diluted share as compared to previous guidance of net income between $45 million and $71 million or $.02 to $.07 per diluted share. Adjusted EBITDA is expected to be between $675 million and $725 million as compared to previous guidance of $700 million to $750 million. Capital expenditures are expected to remain between $350 million and $400 million.

Conference Call Broadcast
-------------------------

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern Time today until 2 p.m. Eastern Time on June
25. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 7119887.

Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of $16.8 billion and approximately 3,400 stores in 28 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

                                    --MORE--

Rite Aid FY06 Q1 Press Release - page 3

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our long term strategy, our ability to hire and retain pharmacists and other store personnel, the outcomes of pending lawsuits and governmental investigations, competitive pricing pressures, continued consolidation of the drugstore industry, the efforts of third-party payors to reduce prescription drug reimbursements and encourage mail order, changes in state or federal legislation or regulations, the success of planned advertising and merchandising strategies, general economic conditions and inflation, interest rate movements, access to capital and our relationship with our suppliers. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the 8-K furnished to the Securities and Exchange Commission on June 23, 2005 for definition, purpose and reconciliation of non-GAAP financial measures referred to herein.

                                      ###

                     RITE AID CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)
                                  (unaudited)

                                                                                          May 28, 2005    February 26, 2005
                                                                                     ------------------- -------------------
                                       ASSETS
Current assets:
      Cash and cash equivalents                                                            $    135,037        $    162,821
      Accounts receivable, net                                                                  461,137             483,455
      Inventories, net                                                                        2,325,488           2,310,153
      Prepaid expenses and other current assets                                                  52,546              50,325
                                                                                     ------------------- -------------------
           Total current assets                                                               2,974,208           3,006,754
Property, plant and equipment, net                                                            1,701,383           1,733,694
Goodwill                                                                                        684,535             684,535
Other intangibles, net                                                                          177,085             179,480
Other assets                                                                                    310,346             328,120
                                                                                     ------------------- -------------------
           Total assets                                                                    $  5,847,557        $  5,932,583
                                                                                     =================== ===================

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current maturities of long-term debt and lease financing obligations                 $     52,258        $    223,815
      Accounts payable                                                                          782,944             757,571
      Accrued salaries, wages and other current liabilities                                     714,367             690,351
                                                                                     ------------------- -------------------
           Total current liabilities:                                                         1,549,569           1,671,737
Convertible notes                                                                               247,875             247,500
Long-term debt, less current maturities                                                       2,681,530           2,680,998
Lease financing obligations, less current maturities                                            165,653             159,023
Other noncurrent liabilities                                                                    842,061             850,391
                                                                                     ------------------- -------------------
           Total liabilities                                                                  5,486,688           5,609,649

Commitments and contingencies                                                                         -                   -
Stockholders' equity:
      Preferred stock - Series E                                                                120,000             120,000
      Preferred stock - Series F                                                                115,343             113,081
      Preferred stock - Series G                                                                115,060             113,081
      Preferred stock - Series H                                                                114,777             113,081
      Common stock                                                                              520,903             520,438
      Additional paid-in capital                                                              3,119,513           3,121,404
      Accumulated deficit                                                                    (3,722,722)         (3,756,146)
      Accumulated other comprehensive loss                                                      (22,005)            (22,005)
                                                                                     ------------------- -------------------
           Total stockholders' equity                                                           360,869             322,934
                                                                                     ------------------- -------------------
           Total liabilities and stockholders' equity                                      $  5,847,557        $  5,932,583
                                                                                     =================== ===================

                     RITE AID CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                  (unaudited)


                                                                               Thirteen Weeks ended  Thirteen Weeks ended
                                                                                   May 28, 2005          May 29, 2004
                                                                               --------------------  --------------------
Revenues                                                                              $  4,221,436          $  4,244,357
Costs and expenses:
       Costs of goods sold, including occupancy costs                                    3,140,803             3,191,456
       Selling, general and administrative expenses                                        947,453               912,845
       Store closing and impairment charges (credits)                                       15,532                (4,595)
       Interest expense                                                                     70,851                77,801
       Gain on sale of assets and investments, net                                            (538)               (1,918)
                                                                               --------------------  --------------------

                                                                                         4,174,101             4,175,589
                                                                               --------------------  --------------------

Income before income taxes                                                                  47,335                68,768

Income tax expense                                                                          13,911                 5,049

                                                                               --------------------  --------------------
       Net income                                                                     $     33,424          $     63,719
                                                                               ====================  ====================

Basic and diluted income per share:

Numerator for income per share:
       Net income                                                                     $     33,424          $     63,719
       Accretion of redeemable preferred stock                                                 (26)                  (26)
       Cumulative preferred stock dividends                                                 (8,149)               (8,356)
                                                                               --------------------  --------------------
       Income attributable to common stockholders - basic                             $     25,249          $     55,337
       Add back - Interest on convertible debt                                                   -                 2,968
                                                                               --------------------  --------------------
       Income attributable to common stockholders - diluted                           $     25,249          $     58,305
                                                                               ====================  ====================

Denominator:
       Basic weighted average shares                                                       520,752               516,837
       Outstanding options                                                                   8,932                18,792
       Convertible debt                                                                          -                38,462
                                                                               --------------------  --------------------
       Diluted weighted average shares                                                     529,684               574,091
                                                                               ====================  ====================

       Basic income per share                                                         $       0.05          $       0.11
       Diluted income per share                                                       $       0.05          $       0.10

                     RITE AID CORPORATION AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                 (In thousands)


                                                                                        Thirteen Weeks       Thirteen Weeks
                                                                                      ended May 28, 2005  ended May 29, 2004

                                                                                      ------------------  ------------------


Reconciliation of net income to adjusted EBITDA:
           Net income                                                                       $    33,424         $    63,719
           Adjustments:
               Interest expense                                                                  70,851              77,801
               Recurring income tax expense                                                      21,759               5,049
               Income tax benefit from favorable tax settlement                                  (7,848)                  -
               Depreciation and amortization                                                     60,330              63,192
               LIFO charges (a)                                                                   7,612              10,689
               Store closing and impairment charges (credits)                                    15,532             (4,595)
               Stock-based compensation expense                                                   4,890               3,982
               Gain on sale of assets and investments, net                                         (538)             (1,918)
               Litigation settlements, net (b)                                                   (5,907)                460
               Legal and accounting expenses (c)                                                  1,114               4,023
               Closed store liquidation expense (d)                                               1,646               1,686
               Other                                                                                749                  72
                                                                                      ------------------  ------------------
                         Adjusted EBITDA                                                    $   203,614         $   224,160
                                                                                      ==================  ==================
                         Percent of revenues                                                       4.82%               5.28%


           Notes:

               (a)       Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

               (b)       Represents net impact of non-recurring litigation.

               (c)       Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, to defend prior management and for transaction consultation.

               (d)       Represents costs to liquidate inventory at stores that are in the process of closing.

                     RITE AID CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                  (unaudited)



                                                                                Thirteen Weeks     Thirteen Weeks
                                                                                 ended May 28,      ended May 29,
                                                                                     2005               2004
                                                                               ----------------   ----------------

Operating activities:
Net income                                                                        $     33,424       $     63,719
Adjustments to reconcile to net cash provided by operations:
     Depreciation and amortization                                                      60,330             63,192
     Stock-based compensation expense                                                    4,890              3,982
     Store closings and impairment charges (credits)                                    15,532             (4,595)
     Gain on sale of assets and investments, net                                          (538)            (1,918)
     Change in income tax receivables and payables                                      20,030             41,279
     Change in operating assets and liabilities                                         39,172             50,900
                                                                               ----------------   ----------------
           Net cash provided by operating activities                                   172,840            216,559
Investing activities:
     Expenditures for property, plant and equipment                                    (41,795)           (35,088)
     Intangible assets acquired                                                         (7,922)            (6,730)
     Proceeds from sale-leaseback transactions                                          18,784                  -
     Proceeds from dispositions                                                          8,787              3,483
                                                                               ----------------   ----------------
           Net cash used in investing activities                                       (22,146)           (38,335)
Financing activities:
     Principal payments on long-term debt                                             (172,955)            (6,162)
     Principal payments on bank credit facilities                                       (1,125)                 -
     Proceeds from financing secured by owned property                                   5,352                  -
     Change in zero balance cash accounts                                               (9,219)            (8,586)
     Payments for preferred stock                                                       (2,212)                 -
     Proceeds from the issuance of common stock                                          1,885              1,920
     Deferred financing costs paid                                                        (204)                 -
                                                                               ----------------   ----------------
           Net cash used in financing activities                                      (178,478)           (12,828)
                                                                               ----------------   ----------------
Decrease in cash and cash equivalents                                                  (27,784)            165,396
Cash and cash equivalents, beginning of period                                         162,821            334,755
                                                                               ----------------   ----------------
Cash and cash equivalents, end of period                                          $    135,037       $    500,151
                                                                               ================   ================

                     RITE AID CORPORATION AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
       RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
                                 (In thousands)


                                                                              Guidance Range
                                                                      -------------------------------
                                                                           Low             High
                                                                      --------------- ---------------
                                                                        Year Ending     Year Ending
                                                                       March 4, 2006   March 4, 2006
                                                                      --------------- ---------------

Reconciliation of net income to adjusted EBITDA:

       Net income                                                         $   31,000      $   62,000
       Adjustments:
          Interest expense                                                   275,000         275,000
          Income tax expense, net                                             19,000          38,000
          Loss on debt modifications and retirements, net                      9,000           9,000
          Depreciation and amortization                                      252,000         252,000
          LIFO charge                                                         30,000          30,000
          Store closing, liquidation, and impairment charges                  46,000          46,000
          Stock-based compensation expense                                    23,000          23,000
          Legal and accounting expenses and litigation settlements, net      (10,000)        (10,000)
                                                                      --------------- ---------------
                     Adjusted EBITDA                                      $  675,000      $  725,000
                                                                      =============== ===============

          Diluted income per share                                        $     0.00      $     0.05